EXHIBIT 10.6

TEXAS PROMISSORY NOTE

1.	THE PARTIES. On January 17th 2019, PreCheck Health Services, Inc. of 703 Pier Ave., #B382, Hermosa Beach, California, 90254 with Larry Biggs acting as CEO, hereinafter known as the “Borrower”,

RECEIVED AND PROMISES TO PAY

JAS Consulting, Inc. of 305 W. Woodard St., Ste. 221, Denison, Texas, 75020 with Justin Anderson acting as CEO, referred to as the “Lender”, the sum of $25,000.00 US Dollars, referred to as the “Borrowed Money”, with interest accruing on the unpaid balance at a rate of 0 percent (%) per annum, referred to as the “Interest Rate”, in accordance with TX FIN§ 303.009 (Interest and Usury) of the Texas Statutes, beginning on January 17th 2019 under the following terms and conditions:

2.

PAYMENTS: The full balance of this Note, including any accrued interest and late fees, is due and payable out of the first proceeds collected. The Borrowed Money shall be paid in full at any time without penalty.

3.	SECURITY: This note shall be secured under the following:

The Borrower agrees to accept a $25,000 loan and repay the $25,000 loan out of the first proceeds collected and pay an additional 25,000 of company shares for providing the loan, referred to as the ‘Security”, which shall transfer to the possession and ownership of the Lender IMMEDIATELY if this Note should be in default. The Security may not be sold or transferred without the Lender’s consent during the course of this Note. If the Borrower breaches this provision, Lender may declare all sums due under this Note immediately due and payable, unless prohibited by applicable law.

If the Borrower defaults under this Note tr.e Lender shall have the right to obtain ownership and possession of the Security. The Lender shall have the sole-option to accept it as fill-payment for the Borrowed Money without further liabilities or obligations. If the market value of the Security does not exceed the Borrowed Money, the Borrower shall remain liable for the balance due while accruing interest at the maximum rate allowed by law.

4.

INTEREST DUE IN THE EVENT OF DEFAULT: In the event the Borrower fails to pay the note in full on the due date, unpaid principal shall accrue interest at the maximum rate allowed by law, until the Borrower is no longer in default.

JAS Consulting, Inc.	Promissory Note

5.	ALLOCATION OF PAYMENTS: Payments shall be first credited any late fees due, then to interest due and any remainder will be credited to principal.

6.	PREPAYMENT: Borrower may pre-pay this Note without penalty.

7.	ACCELERATION: If the Borrower is in default under this Note and fails to make any payment owed and such default is not cured within the minimum allotted time by law after written notice of such default, then Lender may, at its option, shall declare all outstanding sums owed on this Note to be immediately due and payable, in addition to any other rights or remedies that Lender may have under state and federal law.

This includes rights of possession to the Security mentioned in Section 3.

8.	ATTORNEYS’ FEES AND COSTS: Borrower shall pay all costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorneys’ fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

9.	WAIVER OF PRESENTMENTS: Borrower waives presentment for payment, notice of dishonor, protest and notice of protest .

10.	NON-WAIVER: No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.

11.	SEVERABILITY: In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

12.	INTEGRATION: There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

13.	CONFLICTING TERMS: The terms of this Note shall have authority and precedence over any conflicting terms in any referenced agreement or document.

14.	NOTICE: Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

JAS Consulting, Inc.	Promissory Note

15.	GUARANTORS: There shall be no person or entity, under the terms of this Note, that shall be responsible for the payment, late fees, and any accrued interest other than the Borrower.

16.	EXECUTION: The Borrower executes this Note as a principal and not as a surety . If there is more than one Borrower, each Borrower shall be jointly and severally liable under this Note.

17.	GOVERNING LAW: This note shall be governed under the laws in the State of Texas.

Wiring Instructions:

Please Wire $5,000.00 to:

SmallCapVoice.com, Inc.

Account Number-005780723152

ABA/Routing Number - 026009593 - Wires

ABA/Routing Number - 111000025 Electronic
{for Direct Deposit and Automatic Payments ACH)
Bank of America’s SWIFT Code number is BOFAUS3N

Bank of America

Austin, TX

Branch Address: 201 W. Whitestone Blvd Cedar Park, TX 78613 (512) 259-5839 Please wire $20,000 to: Blade Worldwide, Inc. Chase Bank Account: 273129772 Routing: 021000021

With my signature below, I affirm that I have read and understand this promissory note.

This agreement was signed the 17th day of January, 2019 by the following:

Borrower’s Signature	/s/ Larry Biggs
PreCheck Health Services, Inc. with Larry Biggs acting as CEO

Lender’s Signature	/s/ Justin Anderson
JAS Consulting, Inc. with Justin Anderson acting as CEO

JAS Consulting, Inc.	Promissory Note